SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 29, 2015

USMD Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35639	27-2866866
(State of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

6333 North State Highway 161, Suite 200

Irving, Texas 75038

(Address of principal executive offices)

Registrant’s telephone number, including area code: (214) 493-4000

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the reporting obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 of the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) Exchange Act

Item 1.01 Entry into a Material Definitive Agreement.

On April 29, 2015, USMD Holdings, Inc. (the “Company”) issued $1,550,000 in convertible subordinated notes due 2020 (the “Notes”) to certain investors in a private unregistered offering. The information contained in Item 2.03 below is incorporated by reference into this Item 1.01.

Also on April 29, 2015, the Company entered into Amendment No. 8 to Credit Agreement dated as of April 29, 2015 (the “Amendment”) with Southwest Bank, as administrative agent for the lenders, to amend that certain Credit Agreement dated August 31, 2012 (as previously amended, the “Credit Agreement”) by and among the Company, certain other borrowers and the lenders. The amendment modified the limitation on indebtedness contained in the Credit Agreement to allow the indebtedness evidenced by the Notes and to permit the Company to issue up to an additional $3,450,000 in subordinated convertible notes in the future. The foregoing description of the Amendment is qualified in its entirety by reference to the text of the Amendment, which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On April 29, 2015, the Company issued convertible subordinated notes due 2020 in the principal amount of $1,550,000. The Notes mature on November 1, 2020 and bear interest at a rate of 7.25% per annum. Interest will be paid monthly, in cash or in shares of common stock as the Company elects, on the last day of each month commencing on May 31, 2015. Principal is due in full at maturity. The Company may prepay the Notes, in whole or in part, at any time after April 29, 2016. In order to prepay the Notes, the Company must provide 60 days’ prior written notice of its intent to prepay the Notes to the holders of the Notes. Each noteholder will have the right at any time after April 29, 2016, prior to the payment in full of the Note, to convert all or any part of the unpaid principal balance of the Note into shares of the Company’s common stock at the rate of one share of common stock for each $10.61 of principal. The conversion rate will be appropriately adjusted for stock splits, mergers or other fundamental corporate transactions. The indebtedness represented by the Notes is expressly subordinate to and junior and subject in right of payment to the prior payment in full in cash of all senior indebtedness of the Company, which includes its indebtedness in connection with the Credit Agreement. The foregoing description of the Notes is qualified in its entirety by reference to the form of the Notes, which is attached hereto as Exhibit 4.1 and incorporated by reference herein.

Item 3.02 Unregistered Sales of Equity Securities.

Because the Notes are convertible at any time after April 29, 2016 into shares of the Company’s common stock, the issuance of the Notes may be deemed to constitute a sale of equity securities of the Company. The issuance and sale of the Notes is exempt from registration under the Securities Act of 1933, as amended, (the “Securities Act”) in reliance upon Rule 506 of Regulation D promulgated under the Securities Act as a transaction by an issuer not involving any public offering. The recipients of the Notes, each of whom is an accredited investor, represented their intentions to acquire the Notes for investment only and not with a view to or for sale in connection with any distribution thereof. Each recipient of the Notes was furnished adequate information about the Company, its subsidiaries, its operations and the Notes.

Item 9.01 Exhibits

(d)	Exhibits

4.1	Form of 7.25% Convertible Subordinated Note due 2020

10.1	Amendment No. 8 to Credit Agreement dated April 29, 2015 by and among USMD Holdings, Inc., certain other borrowers, and Southwest Bank, as lender and administrative agent

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USMD HOLDINGS, INC.

Date: May 1, 2015	By:	/s/ Chris Carr
Chris Carr
General Counsel and Secretary